As filed with the Securities and Exchange Commission on February 4, 2008

Registration No. 333-147839

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IP TECHNOLOGY SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	7389	26-0378308
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1576 East 21st Street

New York, New York 11210

(718) 253-4455

(Address and telephone number of Registrant's principal executive offices)

Joseph Levi

1576 East 21st Street

New York, New York 11210

(718) 253-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Samuel M. Krieger, Esq. Krieger & Prager, LLP 39 Broadway, Suite 920 New York, New York 10006 Telephone: (212) 363-2900 Facsimile: (212) 363-2999

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer

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Accelerated Filer

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Non-accelerated Filer

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Smaller reporting company

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(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share(1)	1,201,000	$0.10	$120,100.00	$3.69	(3)
Total	1,201,000	$0.10	$120,100.00	$3.69

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)

There is no current market for the securities. Although the registrant's common stock has a par value of $0.0001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.10 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	Paid with original filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED February 4, 2008

IP TECHNOLOGY SERVICES, INC.

1,201,000 Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of 1,201,000 shares of common stock, par value $0.0001, of IP Technology Services, Inc. which are issued and outstanding and held by persons who are stockholders of IP Technology Services, Inc.

The selling security holders will be offering our shares of common stock at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. Our president, Joseph Levi, is an underwriter and will offer the Shares at a fixed price of $.10 per share for the duration of the offering.   There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. A market maker has agreed to file an application with the FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, no can we estimate as to the time period that the application will require.

Investing in our securities involves significant risks. See "Risk Factors" beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is February 4, 2008

PROSPECTUS SUMMARY

As used in this prospectus, references to “IP Technology Services, Inc.”, the "Company," "we," “our” or "us" refer to IP Technology Services, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

IP Technology Services, Inc. was incorporated under the laws of the State of Delaware on June 6, 2007. We have not generated any revenue to date. We currently have no employees other than our CEO who is also our only board member.

Patents and other intellectual property (“IP”) are a complex asset class that requires a unique combination of legal, technical, and business expertise to determine the value of and market for those assets. Often, patent holders do not have the resources, skills, or relationships with interested buyers required to successfully complete a patent transaction or otherwise monetize their inventions.  The Company intends to provide a range of services to assist inventors, leverage their patents and related intellectual property (“Portfolios”) and formulate a strategy to maximize the revenue and profit generated by a Portfolio.

The services we provide typically include an initial analysis of a Portfolio to identify its strengths and weaknesses and make recommendations on how to improve the Portfolios revenue-generating potential.  We may also perform one or more valuation techniques on the Portfolio in order to determine a value for the Portfolio.   If we determine that a Portfolio has substantial economic value, we may then formulate a strategy for monetizing the Portfolio.  One approach we may take is to offer all or part of the Portfolio for sale to potential strategic acquirers that we identify for auction on established IP auctions.  In some instances, we may identify financial, manufacturing and distribution partners to assist our client in developing and commercializing the Portfolio.  In yet other cases, we may establish a licensing program in which we identify infringers of the Portfolio and seek to generate licensing fees from such infringement.  In certain situations, we will assist our client is selecting and managing a legal team that will use legal strategies for extracting a license fee from an infringer that is unwilling to license the Portfolio voluntarily.

Our clients will typically be individual inventors or small companies that we acquire through referrals, appearances at trade shows and via the Company’s web site.  The Company intends to generate revenues by receiving a portion of the economic value realized from client Portfolios.

We will acquire client Portfolios through various means including through a network of attorneys, advertising and through our website at  www.iptechnologyservices.com .  Generally, we will enter into one or more agreements with our clients depending on the range of services to be provided.  If a client is seeking to sell or license a Portfolio, we will typically enter into a Patent Broker Agreement (“Broker Agreement”) under which we earn a commission for finding a buyer and/or licensee of the Portfolio.  Our commission rates are typically one-third (33.33%) of revenues generated through the sale/license of the Portfolio but in certain situations we may negotiate a different rate.  Where a client is seeking funding for product development, we may also enter into a Patent Finance Agreement (“Finance Agreement”) under which we earn commission based on the amount of capital we assist in raising.

From inception up until October 31, 2007, we received more than fifty Portfolio submissions covering a broad range of technologies.  As of October 31, 2007, we entered into agreements to represent nine different Portfolios.  We entered into a Broker Agreement and /or Finance Agreement to seek buyers and/or raise capital for the commercialization of Portfolios relating to cellular communication translation technology; video communications systems technology;  an automotive lifting device; a novel flashlight design; character recognition technology; a drug delivery system; a novel sports headphone design; sports safety equipment; and an improved firewall technology. In each case, we are in the process of analyzing the Portfolio, identifying relevant markets and/or identifying potential acquirers, licensees and/or investors for the Portfolio.

Our offices are currently located at 1576 East 21st Street, Brooklyn, New York 11210. Our telephone number is (718) 253-4455.

The Offering

Securities offered:	1,201,000 Shares of Common Stock

Offering price :

$0.10 per share until a market develops and thereafter at market prices or prices negotiated in private transactions ..  Our president, Joseph Levi, is an underwriter and will offer the Shares at a fixed price of $.10 per share for the duration of the offering.

Shares outstanding prior to offering:	2,500,000

Shares outstanding after offering:	2,500,000

Market for the common shares:

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

Statement of Income Data:

From June 6, 2007 (inception) to September 30, 2007
Revenues	$-
Net Loss	$(38,131)
Net Loss per Common Share - Basic and Diluted	$(0.02)
Weighted Average Common Shares Outstanding -
Basic and Diluted	2,426,137

Balance Sheet Data:

September 30, 2007
Working Capital Deficiency	$(3,131)
Total Assets	$18,869
Stockholders' Deficit	$(3,131)

Capitalization:

Stockholders' Deficit
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, none issued and outstanding	$-
Common Stock, $.0001 par value; 99,000,000 shares authorized, 2,500,000 shares issued and outstanding	$250
Additional Paid-In Capital	$34,750
Deficit Accumulated During Development Stage	$(38,131)
Total Stockholders' Deficit	$(3,131)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider these risk factors in addition to our financial statements. In addition to the following risks, there may also be risks that we do not yet know of or that we currently think are immaterial that may also impair our business operations. If any of the following risks occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Business

The Company depends upon relationships with others to acquire technology opportunities that can develop into revenues and, if it is unable to maintain and generate new relationships, then the Company’s revenue may not increase and may decline.

The Company does not invent new technologies or products; it depends on acquiring exclusive relationships with new patents and inventions through its relationships with inventors, universities, research institutions, and others. If the Company is unable to maintain those relationships and continue to grow new relationships, then it may not be able to identify new technology-based opportunities for growth and sustainable revenue. Further, because we rely upon acquiring technology from others, we cannot be certain that we will be able to obtain the volume and quality of available new technologies necessary to increase our growth. If we are unable to obtain the necessary volume and quality of new technologies, then we may need to reduce operations or revise our business model.

We may not be successful in identifying market needs for new technologies and developing new products to meet those needs.

The success of our business model depends on our ability to identify correctly market needs for new technologies. We intend to identify new market needs, but we may not always have success in doing so. Furthermore, we must identify the most promising technologies from a sizable pool of projects. If our commercialization strategy process fails to identify projects with commercial potential or if management does not ensure that such projects advance to the commercialization stage, we may not successfully commercialize new products and grow our revenues.

Our growth strategy requires that we not only identify new technologies that meet market needs, but that we also develop successful commercial products that address those needs. We face several challenges in developing successful new products.  We expect that one or more of the potential products we choose to commercialize will not be technologically feasible or will not achieve commercial acceptance, and we cannot predict which, if any, of our products we will successfully develop or commercialize. The technologies we research and develop are new and steadily changing and advancing. The products that are derived from these technologies may not be applicable or compatible with the state of technology or demands in existing markets. Our existing products and technologies may become uncompetitive or obsolete if our competitors adapt more quickly than we do to new technologies and changes in customers’ requirements. Furthermore, we may not be able to identify if and when new markets will open for our products given that future applications of any given product may not be readily determinable, and we cannot reasonably estimate the size of any markets that may develop. If we are not able to successfully develop new products, we may be unable to increase our product revenues.

Competition is intense in the industries in which we do business and, we may not be able to grow or maintain our market share for our technologies and patents.

We expect to encounter competition in the area of patent licensing, sales and enforcement as the number of companies entering this market is increasing. This includes competitors seeking to represent or acquire the same or similar patents and technologies that we may seek to represent. Companies such as British Technology Group, Rembrandt Management Group, Intellectual Ventures LLC and Acacia Technologies Group are already in the business of acquiring the rights to patents for the purpose of enforcement, and we expect more companies to enter the market. As new technological advances occur, many of our patented technologies may become obsolete before they are completely monetized. If we are unable to replace obsolete Portfolios with more technologically advanced patented technologies, then this obsolescence could have a negative effect on our ability to generate future revenues.

We also compete with venture capital firms and various industry leaders for technology licensing opportunities. Many of these competitors may have more financial and human resources than we do. As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries that we currently rely upon to generate future revenue.

Our quarterly operating results may fluctuate and cause our stock price to decline.

Because of the nature of our business, our quarterly revenues and operating results could fluctuate significantly from quarter to quarter in the future which could cause the market price of our common stock to decline. The following are among the factors that could cause the Company’s operating results to fluctuate significantly from period to period:

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the performance of our third-party licensees;

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costs related to acquisitions, alliances, licenses and other efforts to expand our operations;

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the timing of payments under the terms of any customer or license agreements into which the Company may enter;

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expenses related to patent filings and other enforcement proceedings relating to Portfolios we represent; and

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general and economic market conditions

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our Company’s operating costs and decrease its revenue.

Our Company will derive revenues from the sale, licensing and enforcing of IP contained in our Portfolios.  If new legislation, regulations or rules are implemented either by Congress, the United States Patent and Trademark Office, or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue. For example, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions and changes in the law regarding the enforceability of patents could decrease the revenues we derive from the sale of patents to third-parties. Although we cannot predict if or how any future legislation or court decisions would impact our business, any future changes in the law could limit our ability to collect on our Portfolios which could reduce our profitability and harm our business.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patents.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we will diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts.

More patent applications are filed each year resulting in longer delays in getting patents issued by the United States Patent and Trademark Office.

Our Portfolios may also include pending patents that our clients seek to monetize. We have identified a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The delays could cause delays in recognizing revenue from these patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Federal court dockets are becoming more crowded, and as a result, patent enforcement litigation is taking longer.

Our patent enforcement actions will almost exclusively be prosecuted in federal court. Federal trial courts that hear our patent enforcement actions also hear criminal cases. Criminal cases always take priority over our actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges, and as a result, we believe that the risk of delays in our patent enforcement actions will have a greater affect on our business in the future unless this trend changes.

Any reductions in the funding of the United States Patent and Trademark Office could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications.

The Portfolios from which the Company derives revenues consists of issued patents as well as pending patent applications before the U.S. Patent and Trademark Office (USPTO). The value of our patent portfolios is dependent upon the issuance of patents in a timely manner, and any reductions in the funding of the USPTO could negatively impact the value of our assets.

 The patented technologies we represent face uncertain market value.

We represent patents and technologies that are at early stages of adoption in the commercial and consumer markets. Demand for some of these technologies is untested and is subject to fluctuation based upon the rate at which our licensees will adopt our patents and technologies in their products and services.  Accordingly, the market value of the patented technologies we represent and the revenues we may derive from such patented technologies is uncertain.

As patent licensing campaigns become more prevalent, it may become more difficult for us to voluntarily license our patents.

As patent licensing campaigns become more prevalent, companies may resist licensing our patents voluntarily in order to deter additional patent license requests from us or from others. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This may increase the risks associated with an investment in our Company.

The success of the Company depends, in part, on our ability to retain the best legal counsel to represent our Portfolios in patent enforcement actions.

In addition, the success of IP Technology Services depends upon our ability to retain the best legal counsel to prosecute patent infringement litigation. As our patent enforcement actions increase, it will become more difficult to find the best legal counsel to handle all of our cases because many of the best law firms may have a conflict of interest that prevents its representation of our company.

The Company may rely on representations and opinions made by third parties that, if determined to be false or inaccurate, may expose the Company to certain liabilities that could be material.

From time to time, the Company may rely upon representations made by third parties from whom the Company acquires the exclusive rights to license, sell and enforce patents. We also may rely upon the opinions of purported experts. In certain instances, we may not have the opportunity to independently investigate and verify the facts upon which such representations and opinions are made. By relying on these representations and opinions, the Company may be exposed to liabilities in connection with the licensing, sale and enforcement of certain patents and patent rights. It is difficult to predict the extent and nature of such liabilities which, in some instances, may be material.

We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate revenues to acquire exclusive relationships with new patents and inventions and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern.  Accordingly, our failure to generate sufficient revenues or to generate adequate capital could result in the failure of our business and the loss of your entire investment.

If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing, our then existing shareholders may suffer substantial dilution.

We will require additional funds to operate our business.  We anticipate that we will require up to approximately $75,000 to fund our continued operations for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our business plans which could cause the Company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Because we do not have an audit or compensation committee, shareholders will have to rely on our president, who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our president. Thus, there is a potential conflict of interest in that our president has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (96,500,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

The Company is and will continue to be completely dependent on the services of its president Joseph Levi, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

The Company’s operations and business strategy are completely dependent upon the knowledge and business contacts of Joseph Levi, our president.   He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.  We will fail without Mr. Levi or an appropriate replacement(s). We intend to acquire key-man life insurance on the life of Mr. Levi naming us as the beneficiary when and if we obtain the resources to do so and Mr. Levi remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us. Therefore if it is ultimately determined that any such person shall not have been entitled to indemnification, this indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over the Company.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $.0001 per share.

The specific terms of the preferred stock have not been determined, including:

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designations;

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preferences;

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conversions rights;

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cumulative, relative;

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participating; and

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optional or other rights, including:

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voting rights;

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qualifications;

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limitations; or

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restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of the Company or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

The ability of our principal officers to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our principal officer will beneficially own approximately 52 % of our outstanding common stock assuming sale of all shares being registered. Because of this beneficial stock ownership, he will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. His interests may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding his decisions. This level of control may also have an adverse impact on the market value of our shares because he may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and / or may sell sufficient numbers of shares to significantly decrease our price per share.

We do not expect to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because our one director is not independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Risks Factors Relating To Our Common Shares

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 99,000,000 shares of common stock, of which 2,500,000 shares are issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. There can be no assurances as to whether, subsequent to registration with the SEC:

(i)

any market for our shares will develop;

(ii)

the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of The Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the Securities and Exchange Commission adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   It is anticipated that the changes, will be effective in  the first quarter of  2008. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year,.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA,, nor can we estimate as to the time period that the application will require.   If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 1,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 1,201,000 shares of our common stock. Such shares were offered and sold by us to the selling security holders in private placements conducted in July through September 2007, to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulations D of the Securities Act.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices. Our president, Joseph Levi, is an underwriter and will offer the Shares at a fixed price of $.10 per share for the duration of the offering.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.10 per share is based on the price at which the selling shareholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

Overview

Patents and other intellectual property (“IP”) are a complex asset class that requires a unique combination of legal, technical, and business expertise to determine the value of and market for those assets. Often, patent holders do not have the resources, skills, or relationships with interested buyers required to successfully complete a patent transaction or otherwise monetize their inventions.  The Company intends to provide a range of services to assist inventors, leverage their patents and related intellectual property (“Portfolios”) and formulate a strategy to maximize the revenue and profit generated by a Portfolio.

The services we provide typically include an initial analysis of a Portfolio to identify its strengths and weaknesses and make recommendations on how to improve the Portfolios revenue-generating potential.  We may also perform one or more valuation techniques on the Portfolio in order to determine a value for the Portfolio.   If we determine that a Portfolio has substantial economic value, we may then formulate a strategy for monetizing the Portfolio.  One approach we may take is to offer all or part of the Portfolio for sale to potential strategic acquirers that we identify for auction on established IP auctions.  In some instances, we may identify financial, manufacturing and distribution partners to assist our client in developing and commercializing the Portfolio.  In yet other cases, we may establish a licensing program in which we identify infringers of the Portfolio and seek to generate licensing fees from such infringers.  In certain situations, we will assist our client is selecting and managing a legal team that will use legal strategies for extracting a license fee from an infringer that is unwilling to license the Portfolio voluntarily.

Our clients will typically be individual inventors or small companies that we acquire through referrals, appearances at trade shows and via the Company’s web site.  The Company intends to generate revenues by receiving a portion of the economic value realized from client Portfolios.

We will acquire client Portfolios through various means including  through a network of attorneys, advertising and through our website at  www.iptechnologyservices.com .  Generally, we will enter into one or more agreements with our clients depending on the range of services to be provided.  If a client is seeking to sell or license a Portfolio, we will typically enter into a Patent Broker Agreement (“Broker Agreement”) under which we earn a commission for finding a buyer and/or licensee of the Portfolio.  Our commission rates are typically one-third (33.33%) of revenues generated through the sale/license of the Portfolio but in certain situations we may negotiate a different rate.  Where a client is seeking funding for product development, we may also enter into a Patent Finance Agreement (“Finance Agreement”) under which we earn commission based on the amount of capital we assist in raising.

From inception up until October 31, 2007, we received more than fifty Portfolio submissions covering a broad range of technologies.  As of October 31, 2007, we entered into agreements to represent nine different Portfolios.  We entered into a Broker Agreement and /or Finance Agreement to seek buyers and/or raise capital for the commercialization of Portfolios relating to cellular communication translation technology; video communications systems technology;  an automotive lifting device; a novel flashlight design; character recognition technology; a drug delivery system; a novel sports headphone design; sports safety equipment; and an improved firewall technology. In each case, we are in the process of analyzing the Portfolio, identifying relevant markets and/or identifying potential acquirers, licensees and/or investors for the Portfolio.

Our Strategy

Our primary objective is to grow our business by providing services to individual inventors and small companies who have limited resources and/or expertise and assist them in generating revenues through the sale, license and/or commercialization of their Portfolios.  The Company receives a portion of the economic benefit realized from each Portfolio it represents.

Services

The Company intends to provide a variety of services to inventors and patent holders to help them maximize the value of their intellectual property.  These services include analyzing a client’s Portfolio to identify any weaknesses and ways that the Portfolio can be strengthened.  Services will be performed either on a contingency basis or on a fee-for-service basis.  Where appropriate, we perform a valuation analysis on the Portfolio and also identify the market in which the Portfolio will have the greatest value.

We will attempt to monetize a Portfolio using various strategies depending on the portfolio.  For some Portfolios, we may identify and contact strategic players that may be interested in licensing the Portfolio or purchasing it outright.  In some instances, we may seek an investor to finance the development and commercialization of the intellectual property.  Alternatively, we may establish an outbound licensing program in which we seek royalties from companies that we determine are infringing a Portfolio.  We typically take a percentage of any royalties or licensing fees generated by the Portfolio.

Portfolio Analysis

Patents are a unique asset class in that subtleties in the language of a patent, recorded interactions with the patent office, prior art and changes in the law all can affect a patent’s strength and ultimate monetary value.  Therefore, prior to creating a program to commercialize a Portfolio, we first analyze the patent(s) contained in the Portfolio to determine any potential weaknesses that may be an obstacle to commercialization and to determine ways that the Portfolio can be strengthened.  As a result of this initial analysis, we will determine the best course of action for leveraging a Portfolio.  In some cases, we may recommend that additional and/or corrective patent filings be done in order to improve the Portfolio.  In yet other cases, we may recommend that the client develop a working prototype or additional know-how that would likely increase the Portfolio’s value. In yet other cases, we may conclude that the Portfolio has little commercial value in the market at that time and recommend delaying commercialization efforts.

Valuation Analysis

We may seek to determine the value of a patent to aid in formulating a commercialization strategy.  Patent valuation requires legal, technical and business expertise in order to reach a meaningful valuation result. A patent’s value is based on a number of factors including the breadth of the patent claims, how widely the patent is being used now or will potentially be used in the future, the ability to enforce the patent, and amount of revenue impacted by such enforcement. There are a number of factors that can decrease a patent’s value including whether the patent is encumbered by licenses or liens, the existence of relevant prior art or other problems that may have occurred during the procurement of the patent. An understanding of these factors from a legal, technical and business perspective will help clarify actual market value of the patent.

To value a patent, we prepare a discounted cash flow analysis and estimate royalty rates that a patent may generate to calculate the upper value of a patent. We then use qualitative variables to discount this upper value to yield an “expected” value that can be realistically obtained for the patent.  This “expected” value provides a foundation for our commercialization efforts.  Alternatively, we may use other valuation techniques including comparable analysis, cost to recreate analysis or the profit split method.

Monetization Strategies

After the Portfolio is evaluated and any identified measures were taken to enhance the Portfolio, we formulate a monetization strategy that is customized for each particular Portfolio.  We seek to generate economic value for our clients primarily in one of three ways: by brokering a sale of the Portfolio to a strategic buyer, by raising capital for further development and commercialization of the intellectual property or generating royalties via an outbound license program.  In each instance, the Company earns a fee that is generally based on a percentage of the economic value realized from the Portfolio.

Strategic Sales

We canvas the relevant markets to identify potential acquirers for our clients’ Portfolios.  Once we compile a list of potential acquirers, we analyze each one to determine how best to present the Portfolio based on their needs and other factors.  After making an initial presentation of a Portfolio, we maintain ongoing contact with the potential acquirer and provide additional information they may need to make an informed decision.  We also assist the client in pricing and negotiations that may conclude in a sale of all or part of the Portfolio.

Commercial Development

Sometimes a client wishes to control how their Portfolio is brought to market but does not have the financial, manufacturing or distribution resources to do so. In such cases, we assist our clients by identifying financing and partnership opportunities and providing general business development expertise to help such clients realize the full economic potential of their Portfolio.

Outbound Licensing Program

In an outbound licensing program, we identify infringers of a client’s Portfolio and seek to generate licensing fees from such infringement.  A variety of factors are taken into consideration when selecting a licensing target, including the size of the target, the nature of the infringing activity, the level of infringement, whether the infringing activity is essential to the target’s business and whether the target generates revenues from the infringing activity.

We craft a licensing fee schedule in an effort to maximize a Portfolio’s profitability.  Factors considered in developing a licensing fee schedule include the total number of infringers that are identified, the number of patents in the Portfolio and the value of the infringing activity to the target’s business.  We design a licensing fee schedule to also increase the likelihood that a target will agree to license a Portfolio without engaging in costly litigation.

In some instances, a target will not agree to license a Portfolio and chooses to litigate.  In those cases, we will assist our client with the selection and management of a legal team that will handle the litigation.

Client  Base

The Company’s clients will primarily be individual inventors and small companies who have limited resources and/or expertise to effectively leverage their Portfolios.  We acquire clients through various sources including referrals from patent attorneys, appearances at trade shows and via the Company’s web site.

Competition

The Company expects to encounter competition in the area of client acquisition as the number of companies entering this market is increasing.  Companies such as British Technology Group, Rembrandt Management Group, Intellectual Ventures LLC and Acacia Technologies Group are already in the business of acquiring the rights to patents for the purpose of enforcement and we expect more companies to enter the market.   We also compete with venture capital firms and various industry leaders that may have more financial and human resources than we do.

We do not have sufficient capital to operate our business and will require additional funding to sustain operations through the next twelve months.  There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 1576 East 21st Street, Brooklyn, New York 11210.

Government Regulation

In general, our consulting activities are not subject to licensing or other regulatory requirements. We are subject to federal, state and local laws and regulations applicable to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity and will remain in conformity with all applicable laws in all relevant jurisdictions.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical are currently being provided by Joseph Levi, our President, Chief Executive Officer, and Chief Financial Officer, at no salary.   Mr. Levi has agreed to the deferment of his salary until such time that sufficient funds are available.  Our collection activities are staffed by independent contractors.

DESCRIPTION OF PROPERTY

The Company’s office is located at the residence of Joseph Levi, our President, Chief Executive Officer and Chief Financial Officer. Mr. Levi provides such office to the Company at no charge.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR

PLAN OF OPERATION

Plan of Operation

We have not had any revenues since our inception, June 6, 2007. Over the next twelve months, we intend on generating revenues by providing patent owners various services for the purpose of monetizing their Portfolios.  The services we will provide include Portfolio analysis, valuation analysis, brokerage and licensing services, product development consulting and securing capital to fund commercialization efforts.  Our primary source of revenue is a commission that we earn when we sell and/or license a Portfolio or raise capital for product development.

We will acquire client Portfolios through various means including through a network of attorneys, advertising and through our website at  www.iptechnologyservices.com .  Generally, we will enter into one or more agreements with our clients depending on the range of services to be provided.  If a client is seeking to sell or license a Portfolio, we will typically enter into a Patent Broker Agreement (“Broker Agreement”) under which we earn a commission for finding a buyer and/or licensee of the Portfolio.  Our commission rates are typically one-third (33.33%) of revenues generated through the sale/license of the Portfolio but in certain situations we may negotiate a different rate.  Where a client is seeking funding for product development, we may enter into a Patent Finance Agreement (“Finance Agreement”) under which we earn commission based on the amount of capital we assist in raising.

From inception up until October 31, 2007, we received more than fifty Portfolio submissions covering a broad range of technologies.  As of October 31, 2007, we entered into agreements to represent nine different Portfolios.  We entered into a Broker Agreement and /or Finance Agreement to seek buyers and/or raise capital for the commercialization of Portfolios relating to cellular communication translation technology; video communications systems technology;  an automotive lifting device; a novel flashlight design; character recognition technology; a drug delivery system; a novel sports headphone design; sports safety equipment; and an improved firewall technology. In each case, we are in the process of analyzing the Portfolio, identifying relevant markets and/or identifying potential acquirers, licensees and/or investors for the Portfolio.

We continue to look for commercially viable Portfolios to represent.  To that end, we will continue to work with our industry contacts, advertise and use our website to identify additional Portfolios.  We cannot guarantee, however, that we will find additional suitable Portfolios or that we will reach an agreement to represent any such additional Portfolios.

We do not have sufficient resources to effectuate our business. As of September 30, 2007 we had approximately $19,000 in cash. We expect to require approximately $75,000 to fund operations over the next twelve months including general overhead expenses such as salaries, corporate legal and accounting fees, office overhead and general working capital. Accordingly, we will have to raise the funds to pay for these expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. Our officer will fund any expenses which arise until such time as the Company raises sufficient funds. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for operations will have a severe negative impact on our ability to remain a viable company.

Critical Accounting Principles

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed to be in effect when the differences reverse.

Impact of New Accounting Standards

In June 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending December 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109”  (“FIN No. 48”). This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109 “Accounting for Income Taxes” . FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation did not have a material impact on our financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 “Fair Value Measurements”  ("SFAS No. 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company does not anticipate that the adoption of SAB No. 108 will have a material effect on the Company’s financial condition and results of operations.

In September 2006, FASB issued SFAS No. 158 “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No 87, 88, 106 and 132(R)”  (“SFAS No. 158”) .  SFAS No. 158 requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the statement of financial position and the recognition of changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 also requires the measurement of the funded status of a plan as of the date of the year-end statement of financial position. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations since the Company does not have any defined benefit or other postretirement plans.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”  (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.

In September 2006, the SEC staff issued Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”  (“SAB No. 108”). SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative factors are considered, is material.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below is certain information relating to our sole director and executive officer, including his name, age, and business experience.

Name and Business Address	Age	Position
Joseph Levi 1576 East 21st Street Brooklyn, New York 11210	49	President, Chief Executive Officer, Chief Financial Officer & Director

Joseph Levi has been our President, Chief Executive Officer, Chief Financial and director since our inception on June 6, 2007.  Since September 2003, Mr. Levi has been a partner at the law firm of Levi and Korsinsky, LLP.  From September 1995 to September 2003, Mr. Levi was a litigation associate at various law firms.  Mr. Levi has a BS Degree in Electrical Engineering from Polytechnic University (1984), an MS in System Engineering from Polytechnic University (1986) and a JD from Brooklyn Law School (1995).   From April 1992 to June 1995, Mr. Levi was a principal in a computer network consulting practice. From June 1988 to May 1992, Mr. Levi was a corporate sales manager for a computer sales and services firm.  From June 1984 to May 1988, Mr. Levi was an engineer at ITT Avionics.

Mr. Levi is also a director of StatSure Diagnostic Systems, Inc. and the President, Chief Executive Officer and Director of Green Mountain Recovery, Inc.  He has not been affiliated with any business that has filed for bankruptcy within the last five years.   Green Mountain Recovery, Inc. is a newly formed entity which has applied for listing on the OTC Bulletin Board.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent auditor is Li & Company, PC.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with our Chief Executive Officer and director.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Company’s board of directors intends to establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have an effective committee system. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by the Company for any expenses incurred in attending directors' meetings provided that the Company has the resources to pay these fees. The Company will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the board of directors’ approval and subsequent stockholder approval, the Company adopted our 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock. Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the Exchange Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of September 30, 2007.

As previously indicated, the board of directors, on June 1, 2007, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of the Company and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to the Company are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Summary Description of the IP Technology Services, Inc. 2007 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, the Company and our subsidiaries, if any, with additional incentives by increasing their ownership interest in IP Technology Services, Inc. Directors, officers and other employees of the Company and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-0-	-0-	1,500,000
Equity compensation plans not approved by security holders	-0-	-0-	-
Total	-	-

EXECUTIVE COMPENSATION

Since our inception, June 6, 2007, we have not paid any compensation to directors and officers.

We adopted our 2007 Non-Statutory Stock Option Plan on June 1, 2007.  No stock options or stock appreciation rights have been granted to our sole director and officer since our inception.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 1, 2007, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.  The balance shown for Joseph Levi includes an additional 3,000 shares owned by his wife and children in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  Mr. Levi disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to them by operation of law.  Except as noted below, each person has sole voting and investment power.

Name and Address of Number of Shares	Beneficial Owner[1] Beneficially Owned	Percent of Class

Joseph Levi	2,302,000	92.1%

Officers and Directors
as a group (1 person)	2,302,000	92.1%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 6, 2007, we issued 2,299,000 shares of our common stock to Joseph Levi in consideration for the payment of $14,900. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of December 1, 2007, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders in a private placement made between May through June 2007 pursuant to the exemptions from the registration under the Securities Act provided by Regulations D of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 2,500,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

________________________

1  The address for each person is 1576 East 21st Street, Brooklyn, New York 11210.

Name of Selling Security Holder	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
			Number of Shares	% of Class
Joseph Levi (2)	2,299,000	1,000,000	1,299,000	52%
Michael Korsinsky	1,000	1,000
Leah S. Korsinsky	1,000	1,000
Marc Whiteman	1,000	1,000
Helen Korsinsky	1,000	1,000
Gersh Korsinsky	1,000	1,000
Freda Levi (3)	1,000	1,000
Shlomo Levi(3)	1,000	1,000
Miri Levi(3)	1,000	1,000
Harold Weiss	1,000	1,000
Rebecca Weiss	1,000	1,000
Solomon Weiss	1,000	1,000
Aryeh Sorotzkin	1,000	1,000
Milton Pfeiffer	2,000	2,000
Francis Pfeiffer	2,000	2,000
Zev Kahan	1,000	1,000
Yaakov Markowitch	1,000	1,000
Say Chicken, Inc. (4)	1,000	1,000
Ronald Nussbaum	28,000	28,000
Etty Nussbaum	28,000	28,000
Miryam Wasserman	6,000	6,000
Giela Gellis	6,000	6,000
Michal Alter	6,000	6,000
Fay Krieger	50,000	50,000
Ettie Salzman	9,000	9,000
Haskel Krieger	9,000	9,000
Steven D. Prager	7,000	7,000
Paula M. Merkle	1,000	1,000
Michael Ribowsky	1,000	1,000
Bracha Ribowsky	1,000	1,000
Leo Ehrlich	1,000	1,000
Helen Ehrlich	1,000	1,000
Marcello Trebitsch	1,000	1,000
Michelle Trebitsch	1,000	1,000
Marcello Trebitsch cust for Hannah Trebitsch UGMNY	1,000	1,000
Marcello Trebitsch cust for Lauren Trebitsch UGMNY	1,000	1,000
Allese Capital LLC (5)	1,000	1,000
Shulamis T. Unger	1,000	1,000
Eliezer Grossberger	1,000	1,000
Shelley Spindel	1,000	1,000
Robin Spindel	1,000	1,000

Robin Spindel cust for Lexi Spindel under UGTMA	1,000	1,000
Robin Spindel cust for Jordan Spindel under UGTMA	1,000	1,000
Daniel Graicerstein	3,000	3,000
Virginia Gracicerstein	3,000	3,000
Chaim Benjaminson	5,000	5,000
Robert Gross	1,000	1,000
Michael Samet	1,000	1,000
Rachel Samet	1,000	1,000
Israel Bollag	1,000	1,000
Vivian Bollag	1,000	1,000
Devorah Wieder	1,000	1,000
	2,500,000	1,201,000	1,299,000

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 2,500,000 shares of common stock issued and outstanding as of December 1, 2007.

(2)  Joseph Levi is our President, Chief Executive Officer, Chief Financial Officer and Director.  Mr. Levi is an underwriter and will offer his shares at a fixed price of $.10 per share for the duration of  the offering.

(3) Freda Levi is Joseph Levi’s wife, and Shlomo Levi and Miri Levi are his children.  In accordance with SEC Release 33-4819, Mr. Levi is regarded as the beneficial owner of securities held in the name of his spouse and their minor children.   Mr. Levi disclaims any ownership interest in such shares.

(4) Mr. David Braun has voting and investment control of the shares owned by Say Chicken, Inc.

(5) Mr. Marcello Trebitsch has voting and investment control of the shares owned by Allese Capital LLC.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$10,000.00
SEC registration fee	$4.72
Legal fees and other expenses	$45,000.00
Total	$55,004.72

*Estimated Expenses.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering our shares of common stock at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  Our president, Joseph Levi, is an underwriter and will offer the Shares at a fixed price of $.10 per share for the duration of the offering.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of December 1, 2007, there were 2,500,000 common shares issued and outstanding, which were held by 52 stockholders of record.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that

(1) it is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Description of Securities

Preferred Stock

The Company’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 99,000,000 shares of common stock.  There are 2,500,000 shares of our common stock issued and outstanding at November 15, 2007, which shares are held by 52 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of the Company, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if:

•

the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

•

at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the categories described above in this paragraph.

Inspection Rights. Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

•

the articles of incorporation, and all amendments thereto,

•

bylaws and all amendments thereto; and

•

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Corp. 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121. Its telephone number is (801) 274-1088.

LEGAL MATTERS

Krieger & Prager, LLP of 39 Broadway, New York, New York 10006 has advised us about the legality and validity of the shares.   Attorneys at Krieger & Prager, LLP and members of their families, hold approximately 150,000 shares of our Common Stock.  Krieger & Prager, LLP has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Li & Company, PC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at  http://www.sec.gov .

IP TECHNOLOGY SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

September 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

IP Technology Services, Inc.

(A development stage company)

New York, New York

We have audited the accompanying balance sheet of IP Technology Services, Inc. (a development stage company) (the “Company”) as of September 30, 2007 and the related statement of operations, stockholders’ deficit and cash flows  for the period from June 6, 2007 (inception) through September 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2007 and the results of its operations and its cash flows for the period from June 6, 2007 (inception) through September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a negative working capital of $3,131 and a deficit accumulated during the development stage of $38,131 at September 30, 2007 and had a net loss and cash used in operations of $38,131 and $1,131 for the period from June 6, 2007 (inception) through September 30, 2007, respectively, with no revenues during the period. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

November 19, 2007

IP TECHNOLOGY SERVICES, INC.

(A Development Stage Company)

Balance Sheet

September 30, 2007

ASSETS

Current Assets:
Cash	$18,869
Total current assets	18,869

TOTAL ASSETS	$18,869

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued expenses	$22,000
Total current liabilities	22,000

Stockholders' Deficit:
Preferred stock: $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding
Common stock: $0.0001 par value; 99,000,000 shares authorized; 2,500,000 shares issued and outstanding	250
Additional paid-in capital	34,750
Deficit accumulated during development stage	(38,131)
Total stockholders’ deficit	(3,131)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$18,869

See accompanying notes to the financial statements.

IP TECHNOLOGY SERVICES, INC.

(A Development Stage Company)

Statement of Operations

For the Period from June 6, 2007 (Inception) through September 30, 2007

Operating Expenses:
Professional fees	$37,000
General and administrative expenses	1,131
Total operating expenses	38,131

Loss before income taxes	(38,131)

Provision for income taxes	-

Net loss	$(38,131)

Net loss per common share - basic and diluted	$(0.02)

Weighted average number of common shares outstanding – basic and diluted	2,426,137

See accompanying notes to the financial statements.

IP TECHNOLOGY SERVICES, INC.

(A Development Stage Company)

Statement of Stockholders’ Deficit

For the Period from June 6, 2007 (Inception) through September 30, 2007

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

Balance,
June 6, 2007 (inception)	2,299,000	$230	$14,670	$-	$14,900

Sale of common stock	51,000	5	5,095		5,100

Common stock
issued for services	150,000	15	14,985		15,000

Net loss				(38,131)	(38,131)

Balance,
September 30, 2007	2,500,000	$250	$34,750	$(38,131)	$(3,131)

See accompanying notes to the financial statements.

IP TECHNOLOGY SERVICES, INC.

(A Development Stage Company)

Statement of Cash Flows

For the Period from June 6, 2007 (Inception) through September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,131)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation	15,000
Changes in operating assets and liabilities:
Increase in accrued expenses	22,000
Net Cash Used in Operating Activities	(1,131)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	20,000
Net Cash Provided by Financing Activities	20,000

NET INCREASE IN CASH	18,869

CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$18,869

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES
Cash Paid For:
Interest	$-
Income taxes	$-

See accompanying notes to the financial statements.

IP TECHNOLOGY SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

September 30, 2007

NOTE 1 – ORGANIZATION AND OPERATIONS

IP Technology Services, Inc. (a development stage company) (“IP” or the “Company”) was incorporated on June 6, 2007 under the laws of the State of Delaware. A substantial portion of IP’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace and the Company has not generated any revenue to date. IP plans to provide a range of services to assist inventors leverage their patents and related intellectual property (“Portfolios”) and formulate a strategy to maximize the revenue and profit generated by the Portfolios.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7  “Accounting and Reporting by Development Stage Enterprises”  (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments and market rates of interest.

Revenue recognition

The Company’s revenues are derived principally from commissions earned through retaining a buyer or licensee(s) or obtaining product development funding for the Portfolios holder the Company represents. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the product has been shipped or the services have been rendered to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each category of revenue:

Licensing revenues: Licensing revenues, net of licensor participations, are recognized when the underlying royalties from the sales of the related products are earned. The Company recognizes guaranteed royalties, net of licensor participations, at the time the arrangement becomes effective if the Portfolios holder has signed a non cancelable contract, has agreed to a fixed fee, has delivered the rights to the licensee who is free to exercise them, and the Portfolios holder and the Company, as a licensing agent has no remaining significant obligations with the underlying Portfolios or obligation to the licensee, and collectibility of the full fee is reasonably assured. Where the Company has significant continuing direct involvement with the underlying Portfolios or obligation to the licensee, guaranteed minimum royalties, net of licensor participations, are recognized ratably over the term of the license or based on sales of the related products, if greater. Licensing advances and guaranteed payments collected but not yet earned by the Company are classified as deferred revenue in the accompanying balance sheet.

Commission income: Commission income, net of licensor participations, is recognized when the underlying commission from the sale of the Portfolios or securing product development funding is earned. The Company recognizes commission income, net of licensor participations, at the time the sale of the Portfolios or product development funding arrangement becomes effective if the Portfolios holder has signed a non cancelable contract, has agreed to a fixed or determinable amount, has sold the rights to the buyer or obtained the funding from the financing institutions, and collectibility of the full commission is reasonably assured. If the Company determines that collection of the full commission is not reasonably assured, the Company defers the revenue recognition and recognizes commission income at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109  “Accounting for Income Taxes”  (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128  “Earnings Per Share”  (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of September 30, 2007.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information”  (“SFAS No. 131”). SFAS No. 131 requires that a company report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company's chief operating decision maker currently evaluates the Company's operations from a number of different operational perspectives including but not limited to a client by client basis. The Company derives substantial amount of its revenues from a single reportable operating segment of system integration, software licenses, maintenance and support and outsourcing services, for electronic commerce and web solution. Accordingly, the Company does not report more than one segment; nevertheless, management evaluates, at least quarterly, whether the Company continues to have one single reportable segment.

Recent issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation Number 48  “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109”  (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB Statement No. 109  “Accounting for Income Taxes”.  The interpretation clearly scopes out income tax positions related to FASB Statement No. 5 “Accounting for Contingencies”.  FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company’s financial condition and results of operations.

On September 15, 2006, the FASB issued FASB Statement No. 157 “Fair Value Measurements”  (“SFAS No. 157”).  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In September 2006, FASB issued FASB Statement No. 158 “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No 87, 88, 106 and 132(R)”  (“SFAS No. 158”) .   SFAS No. 158 requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the statement of financial position and the recognition of changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 also requires the measurement of the funded status of a plan as of the date of the year-end statement of financial position. SFAS No. 158 is effective as of the end of the fiscal year ending after December 15, 2006 for an employer with publicly traded equity securities. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

On February 15, 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115”  (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the development stage. The Company intends to provide a range of services to assist inventors leverage their patents and related intellectual property (“Portfolios”) and formulate a strategy to maximize the revenue and profit generated by a Portfolio; however, the Company has not yet acquired the clients or begun operations.  Its activities as of September 30, 2007 have been organizational and developmental (pre-operational).

As reflected in the accompanying financial statements, the Company had a negative working capital of $3,131 and a deficit accumulated during development stage of $38,131 at September 30, 2007 and had a net loss and cash used in operations of $38,131 and $1,131 for the period from June 6, 2007 (inception) through September 30, 2007, respectively, and earned no revenues since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Sale of common stock

The Company was incorporated on June 6, 2007. Upon its formation, the Company issued 2,299,000 shares of its common stock to its founder at a price of $0.0065 per share. For the period from July 5, 2007 through September 30, 2007, the Company sold 201,000 shares of its common stock in a private placement at $0.10 per share to 41 individuals.

On July 13, 2007, the Company issued 150,000 shares of its common stock for services. The stock was valued at its fair market value on the date of issuance of $15,000 or $0.10 per share.

Stock Option Plan

Pursuant to a June 1, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock to directors, officers, employees, consultants and professionals. The purpose of the Plan is to provide recipients with additional incentives by increasing their ownership interest in the Company.   The Plan provides for the issuance of Non-Statutory Stock Options only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. The Plan expires in 2017.

No options are outstanding or have been issued under the Plan as of September 30, 2007.

NOTE 5 – INCOME TAXES

At September 30, 2007, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $38,131 that may be offset against future taxable income through 2027. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $12,965 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance of approximately $12,965 has been provided for the period from June 6, 2007 (inception) through September 30, 2007.

Components of deferred tax assets as of September 30, 2007 are as follows:

Net deferred tax assets – Non-current:
Expected Federal income tax benefit from NOL carry-forwards	$12,965

Less valuation allowance	(12,965)
Deferred tax assets, net of valuation allowance	$-

The reconciliation of the effective income tax rate to the federal statutory rate for the period from June 6, 2007 (inception) through September 30, 2007

Federal income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

NOTE 6 – RELATED PARTY TRANSACTION

The Company has been provided office space by its Chief Executive Officer at no cost.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Li & Company, PC  are  our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Delaware General Corporations Law and our bylaws.

Under the Delaware General Corporation Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation. Our Certificate of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$4.72
Legal fees and miscellaneous expenses (1)	$65,000.00
Accounting fees and expenses (1)	$10,000.00
Total (1)	$55,004.72
(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On June 6, 2007, we issued 2,299,000 shares of our common stock to Joseph Levi in consideration for the payment of an aggregate of $14,900.  The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

In July, August and September 2007, we issued 201,000 shares of common stock to forty-five investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The aggregate consideration paid for such shares was $20,100.  The Company conducted the private placement without any general solicitation or advertisement and a restriction on resale. The Company provided all investors in the 2007 private placement with a subscription agreement.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant*
3.2	By-Laws of Registrant*
4.1	Specimen Common Stock certificate*
5.1	Opinion of Krieger & Prager, LLP regarding the legality of the securities being registered*
10.1	2007 Non-Statutory Stock Option Plan*
10.2	Patent Broker Agreement*
10.3	Form of Regulation D Subscription Agreement *
23.1	Consent of Li & Company, PC **
23.2	Consent of Krieger & Prager, LLP (included in Exhibit 5.1) *

*

 Filed with Registration Statement on Form SB-2 dated December 5, 2007.

**

Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) “Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.” In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registrant statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is further used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 4, 2008.

IP TECHNOLOGY SERVICES, INC.

By: Name:	/s/ Joseph Levi Joseph Levi
Title:	President , Chief Executive Officer, Chief Financial Officer , Principal Accounting Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	/s/ Joseph Levi
Name:	Joseph Levi
Title:	President and Chief Executive Officer , Chief Financial Officer, Principal Accounting Officer & Director
Date:	February 4, 2008

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